Exhibit 10.3

FIFTH LIMITED WAIVER TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIFTH LIMITED WAIVER TO LOAN AND SECURITY AGREEMENT (this “Fifth Limited Waiver”), dated as of November 1, 2018, by and among PLUG POWER INC., a Delaware corporation, EMERGING POWER INC., a Delaware corporation, EMERGENT POWER INC., a Delaware corporation and each of their Qualified Subsidiaries (hereinafter collectively referred to as the “Borrower”) and NY GREEN BANK (the “Lender”), a division of the New York State Energy Research & Development Authority (“NYSERDA”).

W I T N E S S E T H:

WHEREAS, the Borrower and Lender are parties to that certain Amended and Restated Loan and Security Agreement, dated as of July 21, 2017 (as amended by that certain First Limited Waiver to Loan and Security Agreement, dated as of January 12, 2018, between the Borrower and the Lender, by that certain Second Limited Waiver to Loan and Security Agreement, dated as of March 21, 2018, between the Borrower and the Lender, by that Third Limited Waiver to Loan and Security Agreement, dated as of April 13, 2018, between the Borrower and the Lender, by that Fourth Limited Waiver to Loan and Security Agreement, dated as of June 28, 2018, between the Borrower and the Lender and as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lender has agreed to provide to Borrower a certain loan (the “Term Loan”) in accordance with the terms and conditions thereof;

WHEREAS, the Borrower intends to issue the Series E Preferred Stock, as defined herein;

WHEREAS, the Lender is willing to agree to this Fifth Limited Waiver, subject to and in accordance with the terms and conditions set forth in this Fifth Limited Waiver.

NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

1.                                      RECITALS; DEFINITIONS.  The foregoing recitals, including all terms defined therein, are incorporated herein and made a part hereof.  All capitalized terms used but not otherwise defined herein have the meanings given such terms in the Loan Agreement.

2.                                      WAIVER.

(a)                                 Subject to the terms of this Fifth Limited Waiver, the Lender hereby agrees that the Loan Agreement is amended to:

(i)                                     Insert in Section 1.1 the defined term “Series E Preferred Stock” defined as follows: “‘Series E Preferred Stock” means Borrower’s Series E Convertible Preferred Stock, par value $0.01 per share, issued under the Certificate of Designations of Series E Convertible Preferred Stock.”

(ii)                                  Insert at the end of Section 7.9 the clause “and may make cash payments with respect to, the Series E Preferred Stock, in each case, so long as such cash payments do not to exceed $40,000,000 in the aggregate (or such higher amounts as the Lender may approve in writing)” immediately before the period. For the avoidance of doubt, Section 7.9 will read:

7.9                               Distributions.  Borrower shall not, and shall not allow any Subsidiary to (a) repurchase or redeem any class of stock or other equity interest other than (i) pursuant to employee, director or consultant repurchase plans, employee stock option plans, the Series C Repurchase Agreement (subject to, for the avoidance of doubt, the specified cumulative limit in the definition “Permitted Series C Repurchases”),  or agreements entered into in the ordinary course of business, or other similar agreements or in connection with withholding taxes (including in connection with restricted stock agreements) incurred solely in connection with the foregoing, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or equity interest (other than the net exercise of any stock options), or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest, except that (i) a Subsidiary may pay dividends or make distributions to Borrower and (ii) so long as no Event of Default has occurred and is continuing, Borrower may pay cash dividends pursuant to Permitted Series C Repurchases (subject to, for the avoidance of doubt, the cumulative limit indicated in such definition), or (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $100,000 in the aggregate outstanding other than Permitted Investments or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of $100,000 in the aggregate; provided that notwithstanding clauses (a) and (b) above, so long as no Event of Default has occurred and is continuing, Borrower (X) may repurchase and redeem (including for cash or for shares of common stock of Plug Power), and may make cash payments with respect to, the Series D Preferred Stock, in each case, so long as such cash payments do not to exceed $20,000,000 in the aggregate (or such higher amounts as the Lender may approve in writing) and (Y) may repurchase and redeem (including for cash or for shares of common stock of Plug Power), and may make cash payments with respect to, the Series E Preferred Stock, in each case, so long as such cash payments do not to exceed $40,000,000 in the aggregate (or such higher amounts as the Lender may approve in writing).

(b)                                 The waiver and the amendments set forth in this Section 2 are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (1) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (2) otherwise prejudice any right or remedy which the Lender may now have or may have in the future under or in connection with any Loan Document.

3.                                      CONDITIONS TO EFFECTIVENESS.  This Fifth Limited Waiver shall become effective upon satisfaction of each of the conditions specified below:

(a)                                 Borrower and Lender shall have each received one or more counterparts of this Fifth Limited Waiver, duly executed, completed and delivered by Borrower and Lender; and

(b)                                 Borrower and Lender shall have received all other documents and instruments as the Borrower and Lender may mutually deem necessary or appropriate to effectuate the intent and purpose of this Fifth Limited Waiver.

4.                                      REAFFIRMATION OF LOAN DOCUMENTS.  By executing and delivering this Fifth Limited Waiver, Borrower hereby expressly (i) reaffirms, ratifies and confirms its Obligations under the Loan Agreement and the other Loan Documents, (ii) agrees that this Fifth Limited Waiver shall be a “Loan Document” under the Loan Agreement and (iii) agrees that the Loan Agreement and each other Loan Document shall remain in full force and effect following any action contemplated in connection herewith.

5.                                      REAFFIRMATION OF GRANT OF SECURITY INTEREST IN COLLATERAL.  Borrower hereby expressly reaffirms, ratifies and confirms its obligations under the Loan Agreement, including its grant to the Lender, of the security interest in all of the Collateral.

6.                                      NO OTHER WAIVERS.  The limited waiver and amendment in this Fifth Limited Waiver is applicable only as provided herein, and does not constitute a future waiver of any matter whatsoever, nor a waiver of anything other than the matter expressly set forth herein.  Unless specifically noted herein, nothing herein amends, modifies or restates the terms of any other Loan Document.  Nothing in this Fifth Limited Waiver is intended, nor shall be construed, to constitute a novation or an accord and satisfaction of any of Borrower’s Obligations under or in connection with the Loan Agreement and any other Loan Document or to modify, affect or impair the perfection or continuity of Lender’s security interest in security titles to or other liens on any Collateral.

7.                                      REPRESENTATIONS AND WARRANTIES; LIENS; NO DEFAULT, NO CONFLICT.  Borrower hereby represents, warrants and covenants with and to the Lender as follows:  (i) all of the representations and warranties set forth in the Loan Documents continue to be true and correct in all material respects as of the date hereof, except to the extent such representations and warranties by their terms expressly relate only to a prior date (in which case such representations and warranties shall be true and correct in all material respects as of such prior date); (ii) as of the date hereof, there are no Events of Default that have not been waived or cured; (iii) Lender has and shall continue to have valid, enforceable and perfected first-priority liens, subject only to Permitted Liens, on and security interests in the Collateral and all other collateral heretofore granted by Borrower to Lender pursuant to the Loan Documents or otherwise granted to or held by Lender, for the benefit of Lender; (iv) the agreements and obligations of Borrower contained in the Loan Documents and in this Fifth Limited Waiver constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by the application of general principles of equity; and (v) the execution, delivery and performance of this Fifth Limited Waiver by Borrower will not violate any law, rule, regulation, order, contractual obligation or organizational document of Borrower and will not result in, or require, the creation or imposition of any lien, claim or encumbrance of any kind on any of its properties or revenues.

8.                                      ADVICE OF COUNSEL.  Each of the parties represents to each other party hereto that it has discussed this Fifth Limited Waiver with its counsel.

9.                                      SEVERABILITY OF PROVISIONS.  In case any provision of or obligation under this Fifth Limited Waiver shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.                               FURTHER ASSURANCES.  Borrower hereby agrees that at any time and from time to time, at the expense of Borrower, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Lender may reasonably request, in connection with this Fifth Limited Waiver, or to enable them to exercise and enforce their rights and remedies under this Fifth Limited Waiver, the Loan Agreement and the other Loan Documents.

11.                               COSTS AND EXPENSES.  Borrower shall be responsible for the payment of all fees, costs and expenses incurred by the Lender in connection with the preparation and negotiation of this Fifth Limited Waiver, including, without limitation, any and all fees and expenses of Lender’s in-house (without duplication of work performed by outside counsel) and outside counsel.

12.                               REFERENCE TO THE EFFECT ON THE LOAN AGREEMENT.

(a)                                 Upon the effectiveness of this Fifth Limited Waiver, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Loan Agreement as modified by this Fifth Limited Waiver.

(b)                                 The execution, delivery and effectiveness of this Fifth Limited Waiver shall not, except as expressly provided in this Fifth Limited Waiver, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement or any other documents, instruments and agreements executed or delivered in connection with the Loan Agreement.

13.                               GOVERNING LAW.  THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK).

14.                               SUCCESSORS/ASSIGNS.  This Fifth Limited Waiver shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Loan Documents.

15.                               HEADINGS.  Section headings in this Fifth Limited Waiver are included for convenience of reference only and shall not constitute a part of this Fifth Limited Waiver for any other purpose.

16.                               ENTIRE AGREEMENT.  The Loan Agreement and the other Loan Documents as and when modified by this Fifth Limited Waiver embody the entire agreement between the parties hereto relating to the subject matter thereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

17.                               COUNTERPARTS.  This Fifth Limited Waiver may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.  Delivery of an executed signature page of this Fifth Limited Waiver by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Limited Waiver to be duly executed and delivered as of the day and year specified at the beginning hereof.

BORROWER:

PLUG POWER INC.

Signature:	/s/ Paul B Middleton

Print Name:	Paul B. Middleton

Title:	Chief Financial Officer

BORROWER:

EMERGING POWER INC.

Signature:	/s/ Paul B Middleton

Print Name:	Paul B. Middleton

Title:	Treasurer

BORROWER:

EMERGENT POWER INC.

Signature:	/s/ Paul B Middleton

Print Name:	Paul B. Middleton

Title:	Treasurer

Accepted in New York, New York:

LENDER:
NY GREEN BANK,
a Division of the New York State Energy
Research & Development Authority

Signature:	/s/ Caroline Angoorly
Print Name:	Caroline Angoorly
Title:	Chief Operating Officer